SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 16, 2001
Date of Report (Date of Earliest Event Reported)

FIRST COMMUNITY BANCORP
(Exact Name of Registrant As Specified In Its Charter)

CALIFORNIA
(State or Other Jurisdiction of Incorporation)

00-30747	33-0885320
(Commission File Number)	(IRS Employer Identification No.)

6110 El Tordo
            Rancho Santa Fe, California 92067
(Address of Principal Executive Offices)(Zip Code)

(858) 756-3023
(Registrant's Telephone Number, including Area Code)

Item 2.         Acquisition or Disposition of Assets.

                 On January 16, 2001, Professional Bancorp, Inc. ("Professional Bancorp") merged (the "Merger") with and into First Community Bancorp ("First Community"), with First Community as the surviving entity. The Merger was consummated pursuant to the terms of an Agreement and Plan of Merger, dated as of August 7, 2000, by and between First Community and Professional Bancorp (the "Merger Agreement").

                 Pursuant to the Merger Agreement, each issued and outstanding share of common stock of Professional Bancorp prior to the Merger (other than as provided in the Merger Agreement) was converted into the right to receive either 0.55 shares of First Community Common Stock or $8.00 in cash. Upon consummation of the Merger, First Community issued approximately 504,747 shares of common stock to former holders of Professional Bancorp Common Stock, and as a result, the former shareholders of Professional Bancorp Common Stock own shares of First Community Common Stock representing approximately 11.3% of the outstanding shares of First Community Common Stock.

                 The description of the Merger Agreement contained herein is qualified in its entirety by reference to the Merger Agreement which is incorporated herein as Exhibit 2.1. After giving effect to the Merger, the total assets of First Community and its subsidiaries increased to approximately $643 million, total deposits increased to approximately $583 million and total shareholder equity increased to approximately $34 million as of September 30, 2000, on a restated basis, before giving effect to merger costs and restructuring costs.

                 As a part of the Merger, Gene F. Gaines, the former President and Chief Executive Officer of Professional Bancorp, was appointed to the Board of Directors of First Community.

Item 7.         Financial Statements, Pro Forma Financial Information and Exhibits.

                 (a)  Financial statements for Professional Bancorp required by this item are incorporated herein in their entirety by this reference to Exhibit 99.1 and Exhibit 99.2 hereto.

                 (b)  The pro forma financial information required to be filed by this item is incorporated herein in its entirety by this reference to Exhibit 99.3 hereto.

                 (c)  Exhibits

                 The following exhibits are filed with this Current Report on Form 8-K or incorporated by reference:

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of August 7, 2000, by and between Professional Bancorp, Inc. and First Community Bancorp (Exhibit 2.1 to First Community Bancorp's filing on Amendment No. 1 to Form S-4 (registration No. 333-47242) dated November 6, 2000, incorporated herein by reference).

23.1	Consent of Moss Adams LLP.
23.2	Consent of KPMG LLP.
99.1	Audited consolidated balance sheets for the years ended December 31, 1999 and 1998 and audited statements of operations and comprehensive income (loss), changes in stockholders’ equity and cash flows for the years ended December 31, 1999, 1998 and 1997 of Professional Bancorp, Inc. (pages F-37 through F-70 of First Community Bancorp’s filing on Amendment No. 1 to Form S-4 (registration No. 333-47242), dated November 6, 2000, incorporated herein by reference).

99.2	Unaudited consolidated balance sheet as of September 30, 2000 of Professional Bancorp, Inc. (incorporated by reference to Item 1 of the Quarterly Report on Form 10-Q filed by Professional Bancorp, Inc. on November 14, 2000)

99.3	Pro forma combined condensed balance sheet as of September 30, 2000 and pro forma combined condensed statements of operations as of September 30, 2000 and December 31, 1999.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:   January 31, 2001

FIRST COMMUNITY BANCORP
By:	/s/ Arnold C. Hahn

	Name: Title:	Arnold C. Hahn Chief Financial Officer